EXHIBIT 99-2

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.

FORM 11-K

ANNUAL REPORT

PURSUANT TO SECTION 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

SONOCO PRODUCTS COMPANY
1991 KEY EMPLOYEE STOCK PLAN

SONOCO PRODUCTS COMPANY
ONE NORTH SECOND STREET
POST OFFICE BOX 160
HARTSVILLE, SOUTH CAROLINA 29551-0160

EXHIBIT 99-2

The Consolidated Financial Statements and Notes to Consolidated Financial Statements of Sonoco Products Company represent the financial statements of the 1991 Key Employee Stock Option Plan and are incorporated herein by reference in this Form 11-K Annual Report.